Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form S-8 Registration Statement of Omagine, Inc. of my report dated April 15, 2010, relating to the audit of the financial statements of Omagine, Inc. for the years ended December 31, 2010 and 2009, appearing in the Company's Form 10-K filed on April 15, 2010, which is incorporated in this Form S-8 by reference.

I also consent to the use of the firm's name in the EXPERTS paragraph of the Registration Statement.

 /s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeport, New York
October 13, 2011